Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2024

Net Income Up 25.7% Compared to First Quarter of 2023

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) today reported first quarter 2024 net income of $1,904,000, or $0.11 per diluted common share. This earnings performance represented a $389,000, or 25.7%, increase over the first quarter of 2023 when net income totaled $1,515,000, or $0.09 per diluted common share. The following table details the Company’s financial performance for the quarters ended March 31, 2024 and 2023:

	First Quarter 2024	First Quarter 2023	$ Change	% Change

Net income	$1,904,000	$1,515,000	$389,000	25.7%
Diluted earnings per share	$0.11	$0.09	$0.02	22.2%

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2024 first quarter financial results: “Our first quarter 2024 results demonstrate that our previously announced earnings improvement program is working. Implementing this program contributed to a decrease in non-interest expense, an increase in certain non-interest income items and higher investment security revenue. We also benefitted from our diversified revenue streams and saw another strong contribution from our wealth management business, which delivered record quarterly revenue. These factors resulted in total non-interest income representing 36% of total revenue in the quarter.  Finally, after five consecutive quarters of decline, our net interest income and margin increased in the first quarter of 2024 when compared to the more recent fourth quarter 2023 performance indicating that we have begun to reverse one of the major revenue challenges that our company faced with the inversion of the yield curve. We believe these results indicate that our strategy is working and we will continue to operate our customer focused community bank for the benefit of all our stakeholders.”

All first quarter 2024 financial performance metrics within this document are compared to the first quarter of 2023 unless otherwise noted.

The Company's net interest income in the first quarter of 2024 decreased by $775,000, or 8.1%, from the first quarter of 2023 while the net interest margin of 2.70% for the first quarter of 2024 represents a 33-basis point decrease from last year’s first quarter.  The decrease reflects net interest margin compression which has been prevalent in the banking industry since the Federal Reserve began tightening monetary policy in an effort to control inflation.  Additionally contributing to net interest margin compression is the inverted U.S. Treasury yield curve.  While the Company’s net interest margin percentage in the first quarter of 2024 compares unfavorably to last year’s first quarter, it did improve since the fourth quarter of 2023 by seven basis points.  This improvement reversed a declining trend that existed for five consecutive quarters and reflects the Federal Reserve keeping interest rates stable since July 2023 along with the impact of management’s pricing of loans and deposits.  The Company benefitted from a provision for credit losses recovery in the first quarter of 2024 which represents a significant shift from a large provision expense in the first quarter of 2023.  Total non-interest income is lower for the first quarter of 2024 compared to last year’s first quarter after a gain was recognized on the sale of bank owned Class B common stock shares of Visa Inc. in 2023 and no such gain was recognized this year.  This overshadowed significant improvement in other non-interest income line items which will be discussed later in this press release.  Total non-interest expense in the first quarter of 2024 declined and compared favorably to non-interest expense for the first quarter of 2023 primarily due to a lower level of legal and professional services costs.  Overall, the favorable comparison in the Company’s performance in the first quarter of 2024 reflects the positive shift in the provision for credit losses and a reduction in non-interest expense, both of which more than offset the lower level of total revenue.

Total average loans in the first quarter of 2024 were higher than the 2023 first quarter average by $43.3 million, or 4.4%.  Strong loan pipelines during 2023 resulted in the loan portfolio demonstrating growth throughout the year.  So far in 2024, payoff activity has surpassed loan originations which is consistent with what occurred during the first quarter of 2023 and has resulted in an $11.8 million, or 1.1%, decline in total loans since December 31, 2023. Overall, total loans continue to be above the $1.0 billion threshold averaging $1.030 billion for the 2024 first quarter.  The higher interest rate environment along with the higher average total loans outstanding resulted in total loan interest income improving by $1.5 million, or 12.2%, for the first quarter of 2024 when compared to the first quarter of 2023.

Total investment securities averaged $256.7 million for the first quarter of 2024, which is $9.3 million, or 3.5%, lower than the $266.0 million average for the first quarter of 2023.  The decrease reflects management’s 2023 strategy to allocate more cash flow from the securities portfolio to higher yielding loans while the Company controlled the amount of high cost overnight borrowed funds. While yields on new security purchases exceeded the overall average yield of the existing securities portfolio, the spread between overnight borrowings and the yield on new securities ranged from negative to only marginally positive causing the slowdown in purchasing activity during 2023 and into 2024. Thus, new investment security purchases were primarily used to replace cash flow from maturing securities to maintain appropriate balances for pledging purposes related to public funds deposits. The improved yields for new securities purchases along with management’s execution of a late December 2023 investment portfolio repositioning strategy caused interest income from investments to increase by $150,000. This repositioning strategy resulted in an approximate 2.1% yield improvement on $16.8 million of securities.  Overall, the 2024 first quarter balance of total average interest earning assets increased over last year’s first quarter by $33.9 million, or 2.7%, while total interest income increased by $1.7 million, or 11.3%, since the first quarter of 2023.

On the liability side of the balance sheet, total average deposits of $1.160 billion were $10.4 million, or 0.9%, higher than the 2023 first quarter average. The increase reflects the Company’s successful business development efforts which more than offset a portion of the funds from the government stimulus programs leaving the balance sheet and greater pricing competition in the market to retain deposits because of the higher interest rates. The Company’s core deposit base continued to demonstrate the strength and stability that it has had for many years.  On March 31, 2024, total deposits grew by $18.2 million, or 1.6%, since December 31, 2023, demonstrating customer loyalty and confidence in AmeriServ Financial Bank.  The Company does not utilize brokered deposits as a funding source. In addition to its loyal core deposit base, the Company has several other sources of liquidity, including a significant unused borrowing capacity at the Federal Home Loan Bank (FHLB), overnight lines of credit at correspondent banks and access to the Federal Reserve Discount Window. The loan to deposit ratio averaged 88.8% in the first quarter of 2024, which indicates that the Company has ample capacity to continue to grow its loan portfolio and is well positioned to support our customers and our community during times of economic volatility.

Total interest expense increased by $2.4 million, or 48.0%, for the first quarter of 2024 when compared to the first quarter of last year, due to higher deposit and borrowings interest expense. Deposit interest expense was higher by $2.0 million, or 48.0%, while the first quarter 2024 average volume of total interest-bearing deposits grew from the 2023 first quarter average by $28.7 million, or 3.0%.  The rising national interest rates in 2023 resulted in certain deposit products, particularly public funds, which are tied to a market index, repricing upward with the move in short-term interest rates causing interest expense to increase.  Additionally, increased market competition resulted in the Company raising rates on certain shorter-term certificates of deposit to retain funds.  Another factor contributing to net interest margin compression was an unfavorable deposit mix shift as the first quarter 2024 average of non-interest bearing demand deposits declined by $18.3 million, or 9.3%, while, as mentioned above, total interest-bearing deposits increased by $28.7 million, or 3.0%. For interest rate risk management purposes and to offset a portion of the unfavorable impact that rising funding costs are having on net interest income, management proactively executed $70 million of interest rate hedge transactions during 2023 to fix the cost of certain deposits that are indexed and move with short-term interest rates.  These hedging transactions reduced the Company’s negative variability of net interest income in a rising interest rate environment and helped slow net interest margin compression.  Overall, total deposit cost averaged 2.15% for the first quarter of 2024, which is 67 basis points higher than total deposit cost of 1.48% for the first quarter of 2023.

Total borrowings interest expense increased by $415,000, or 48.1%, in the first quarter of 2024 when compared to the first quarter of 2023. The increase primarily results from the impact that the higher interest rates had on total borrowings cost. While the Company has utilized fewer overnight borrowed funds so far in 2024, the level of advances from the Federal Home Loan Bank have increased. Total fed funds purchased and other short-term borrowings averaged $33.6 million for the first quarter of 2024 after averaging $40.7 million for the first quarter of 2023. Advances from the Federal Home Loan Bank averaged $47.9 million in the first quarter of 2024 which is $30.2 million, or 170.9%, higher than the $17.7 million average in the first quarter of 2023. The increase to term advances results from management increasing our usage of this product to lock in lower rates than overnight borrowings due to the inversion in the yield curve. Therefore, the increase to borrowings interest expense in 2024 reflects a greater utilization of FHLB term borrowings.

The Company recognized a $557,000 provision for credit losses recovery in the first quarter of 2024 after recognizing a $1.179 million provision for credit losses expense in the first quarter of 2023.  This represents a favorable shift of $1.7 million.  The first quarter 2024 provision for credit losses recovery is the net impact of several items.  A $293,000 recovery from the loan portfolio was recognized due to payoff activity that resulted in the total loan portfolio balance decreasing since year-end 2023.  Additionally contributing to this portion of the recovery was a favorable adjustment to the loss and qualitative factors used to calculate the allowance for loan losses in accordance with CECL.  Within the investment portfolio, a $435,000 recovery was recognized on a $926,000 reserve that was established in the first quarter of 2023 for a Signature Bank subordinated debt investment after this bond was successfully sold in the first quarter of 2024.  These recoveries more than offset a $116,000 reserve established for a corporate AFS security and an additional $53,000 that was contributed to the reserve for HTM securities in accordance with CECL.

Non-performing assets decreased from $12.4 million at December 31, 2023 to $12.2 million at March 31, 2024 primarily due to a reduction in non-accrual commercial real estate loans.  Non-performing assets are at 1.18% of total loans.  The Company recognized net loan charge-offs of $120,000, or 0.05% of total average loans, in the first quarter of 2024 which is relatively consistent with net loan charge-offs of $116,000, or 0.05% of total average loans, in the first quarter of 2023.  The allowance for loan credit losses declined since December 31, 2023 by $414,000, or 2.8%, to $14.6 million at March 31, 2024.  Even with this modest decrease, the allowance for loan credit losses is $2.5 million, or 20.7%, higher than the allowance for loan credit losses at March 31, 2023.  The increase since last year’s first quarter end is due to the Company strengthening its allowance for loan credit losses during the fourth quarter of 2023.  Overall, the Company continues to maintain solid coverage of both total loans and non-performing assets as the allowance for loan credit losses provided 120% coverage of non-performing assets and 1.43% of total loans at March 31, 2024.

Total non-interest income in the first quarter of 2024 decreased by $560,000, or 10.2%, from the prior year's first quarter.  The decrease is primarily attributed to the Company recognizing a $1.7 million gain in the first quarter of 2023 from AmeriServ Financial Bank selling all 7,859 shares of the Class B common stock of Visa Inc.  There was no such gain during the first quarter of this year.  Other income is $555,000, or 121.4%, higher for the first quarter of 2024 due to the Company recognizing a $250,000 signing bonus that resulted from successful negotiations related to the renewal of an expiring contract with Visa.  Also contributing to the favorable comparison in other income between quarters was a favorable adjustment to the fair market value of an interest rate swap related risk participation agreement as well as the recognition of a positive credit valuation adjustment to the market value of the interest rate swap contracts that the Company executed to accommodate the needs of certain borrowers while managing our interest rate risk position.  These favorable adjustments totaled $166,000 and were impacted by the increase in interest rates since year-end 2023.  Wealth management fees improved by $528,000, or 19.3%, to a record level for the first quarter of 2024 due in part to strong performance from our Financial Services division that resulted from new business growth.  Also, the increase in wealth management fees reflects the improving market conditions particularly for equity securities as major market indexes have risen to record highs during the first quarter of 2024.  Overall, the fair market value of wealth management assets totaled $2.6 billion at March 31, 2024 and increased by $248.5 million, or 10.6%, since March 31, 2023.  Finally, bank owned life insurance revenue (BOLI) increased by $98,000 due to the receipt of a death claim.

Total non-interest expense in the first quarter of 2024 decreased by $99,000, or 0.8%, when compared to the first quarter of 2023.  Salaries and employee benefits expense decreased by $58,000, or 0.8%, due to the net impact of certain items within this broad category. Total health care cost was $406,000, or 41.1%, lower compared to last year’s first quarter and reflects management’s effective negotiations with our current health care provider that resulted in not having to recognize any premium costs in January 2024.  This favorable item was partially offset by an increased level of incentive compensation by $243,000, or 89.2%, which corresponds to the strong performance of our wealth management division.  There was also a smaller credit recognized for pension expense by $101,000 in comparison to last year’s first quarter.  Professional fees decreased by $306,000, or 23.4%, primarily due to lower expenses for legal and professional services costs caused by litigation and responses to the actions of an activist investor.  FDIC insurance increased by $130,000, or 104.0%, due to an increase in both the asset assessment base as well as the assessment rate.  Data processing and IT expenses increased by $81,000, or 7.5%, in the first quarter of 2024 due to additional expenses related to monitoring our computing and network environment.  The Company recorded income tax expense of $483,000, or an effective tax rate of 20.2%, in the first quarter of 2024, which compares to income tax expense of $372,000, or an effective tax rate of 19.7%, for the first quarter of 2023.

The Company had total assets of $1.385 billion, shareholders' equity of $103.9 million, a book value of $6.06 per common share and a tangible book value(1) of $5.26 per common share on March 31, 2024. The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status as of March 31, 2024.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program, and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets, the level of inflation, and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; ability to successfully execute the Earnings Improvement Program and achieve the anticipated benefits in the amounts and at times estimated; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects to our banking platform; expense and reputational impact on the Company as a result of litigation by, and other continuing activities of, an activist shareholder; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement..

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2024

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2024

1QTR
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,904

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.55%
Return on average equity	7.51
Return on average tangible common equity (1)	8.67
Net interest margin	2.70
Net charge-offs (recoveries) as a percentage of average loans	0.05
Efficiency ratio (3)	86.60

EARNINGS PER COMMON SHARE:
Basic	$0.11
Average number of common shares outstanding	17,147
Diluted	$0.11
Average number of common shares outstanding	17,147
Cash dividends paid per share	$0.03

2023

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2023
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,515	$(187)	$647	$(5,321)	$(3,346)

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.45%	(0.06)%	0.19%	(1.53)%	(0.25)%
Return on average equity	5.85	(0.72)	2.49	(20.85)	(3.23)
Return on average tangible common equity (1)	6.73	(0.82)	2.88	(24.11)	(3.72)
Net interest margin	3.03	2.89	2.76	2.63	2.86
Net charge-offs (recoveries) as a percentage of average loans	0.05	(0.02)	0.05	1.27	0.35
Efficiency ratio (3)	79.58	101.55	92.60	106.81	94.17

EARNINGS PER COMMON SHARE:
Basic	$0.09	$(0.01)	$0.04	$(0.31)	$(0.20)
Average number of common shares outstanding	17,131	17,147	17,147	17,147	17,143
Diluted	$0.09	$(0.01)	$0.04	$(0.31)	$(0.20)
Average number of common shares outstanding	17,155	17,147	17,147	17,147	17,144
Cash dividends paid per share	$0.03	$0.03	$0.03	$0.03	$0.12

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2024

1QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,384,516
Short-term investments/overnight funds	3,353
Investment securities, net of allowance for credit losses - securities	230,419
Total loans and loans held for sale, net of unearned income	1,026,586
Allowance for credit losses - loans	14,639
Intangible assets	13,705
Deposits	1,176,578
Short-term and FHLB borrowings	60,858
Subordinated debt, net	26,695
Shareholders’ equity	103,933
Non-performing assets	12,161
Tangible common equity ratio (1)	6.58%
Total capital (to risk weighted assets) ratio	13.10
PER COMMON SHARE:
Book value	$6.06
Tangible book value (1)	5.26
Market value (2)	2.60
Wealth management assets – fair market value (4)	$2,602,997

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304
Branch locations	16
Common shares outstanding	17,147,270

2023

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,345,957	$1,345,721	$1,361,789	$1,389,638
Short-term investments/overnight funds	4,116	3,366	3,598	4,349
Investment securities, net of allowance for credit losses - securities	238,613	232,259	229,335	229,690
Total loans and loans held for sale, net of unearned income	980,877	988,221	1,002,306	1,038,401
Allowance for credit losses - loans	12,132	12,221	12,313	15,053
Intangible assets	13,731	13,724	13,718	13,712
Deposits	1,131,789	1,127,569	1,129,290	1,158,360
Short-term and FHLB borrowings	69,124	72,793	85,568	85,513
Subordinated debt, net	26,654	26,665	26,675	26,685
Shareholders’ equity	105,899	103,565	101,326	102,277
Non-performing assets	4,599	5,650	5,939	12,393
Tangible common equity ratio (1)	6.92%	6.74%	6.50%	6.44%
Total capital (to risk weighted assets) ratio	14.17	14.00	13.72	13.03
PER COMMON SHARE:
Book value	$6.18	$6.04	$5.91	$5.96
Tangible book value (1)	5.38	5.24	5.11	5.16
Market value (2)	3.05	2.54	2.65	3.24
Wealth management assets – fair market value (4)	$2,354,498	$2,446,639	$2,385,590	$2,521,501

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	308	315	308	307
Branch locations	17	17	17	17
Common shares outstanding	17,147,270	17,147,270	17,147,270	17,147,270

NOTES:

(1)	Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.
(2)	Based on closing price reported by the principal market on which the share is traded on the last business day of the corresponding reporting period.
(3)	Ratio calculated by dividing total non-interest expense by tax equivalent net interest income plus total non-interest income.
(4)	Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2024

1QTR
INTEREST INCOME
Interest and fees on loans	$13,776
Interest on investments	2,448
Total Interest Income	16,224

INTEREST EXPENSE
Deposits	6,199
All borrowings	1,278
Total Interest Expense	7,477

NET INTEREST INCOME	8,747
Provision (recovery) for credit losses	(557)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	9,304

NON-INTEREST INCOME
Wealth management fees	3,266
Service charges on deposit accounts	293
Net realized gains on loans held for sale	10
Mortgage related fees	29
Net realized losses on investment securities	0
Gain on sale of Visa Class B shares	0
Bank owned life insurance	337
Other income	1,012
Total Non-Interest Income	4,947

NON-INTEREST EXPENSE
Salaries and employee benefits	7,117
Net occupancy expense	791
Equipment expense	386
Professional fees	1,002
Data processing and IT expense	1,159
FDIC deposit insurance expense	255
Other expenses	1,154
Total Non-Interest Expense	11,864

PRETAX INCOME (LOSS)	2,387
Income tax expense (benefit)	483
NET INCOME (LOSS)	$1,904

2023

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2023
INTEREST INCOME
Interest and fees on loans	$12,276	$12,609	$13,154	$13,589	$51,628
Interest on investments	2,298	2,270	2,285	2,379	9,232
Total Interest Income	14,574	14,879	15,439	15,968	60,860

INTEREST EXPENSE
Deposits	4,189	5,019	5,653	6,153	21,014
All borrowings	863	750	987	1,226	3,826
Total Interest Expense	5,052	5,769	6,640	7,379	24,840

NET INTEREST INCOME	9,522	9,110	8,799	8,589	36,020
Provision (recovery) for credit losses	1,179	43	189	6,018	7,429
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR CREDIT LOSSES	8,343	9,067	8,610	2,571	28,591

NON-INTEREST INCOME
Wealth management fees	2,738	2,789	2,845	2,894	11,266
Service charges on deposit accounts	266	280	311	306	1,163
Net realized gains on loans held for sale	26	38	59	46	169
Mortgage related fees	33	34	41	23	131
Net realized losses on investment securities	0	0	0	(922)	(922)
Gain on sale of Visa Class B shares	1,748	0	0	0	1,748
Bank owned life insurance	239	242	321	245	1,047
Other income	457	479	679	172	1,787
Total Non-Interest Income	5,507	3,862	4,256	2,764	16,389

NON-INTEREST EXPENSE
Salaries and employee benefits	7,175	7,728	7,358	7,367	29,628
Net occupancy expense	772	713	719	713	2,917
Equipment expense	415	422	376	410	1,623
Professional fees	1,308	1,907	1,146	956	5,317
Data processing and IT expense	1,078	1,080	1,139	1,133	4,430
FDIC deposit insurance expense	125	175	195	220	715
Other expenses	1,090	1,152	1,162	1,334	4,738
Total Non-Interest Expense	11,963	13,177	12,095	12,133	49,368

PRETAX INCOME (LOSS)	1,887	(248)	771	(6,798)	(4,388)
Income tax expense (benefit)	372	(61)	124	(1,477)	(1,042)
NET INCOME (LOSS)	$1,515	$(187)	$647	$(5,321)	$(3,346)

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

	2024	2023
	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$1,029,841	$986,493
Short-term investments and bank deposits	4,213	4,376
Total investment securities	256,745	265,996
Total interest earning assets	1,290,799	1,256,865

Non-interest earning assets:
Cash and due from banks	14,571	16,412
Premises and equipment	18,252	17,849
Other assets	81,020	75,052
Allowance for credit losses	(16,113)	(12,147)
Total assets	$1,388,529	$1,354,031

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$223,016	$226,724
Savings	120,547	132,520
Money market	309,645	297,602
Other time	326,882	294,518
Total interest bearing deposits	980,090	951,364
Borrowings:
Federal funds purchased and other short-term borrowings	33,645	40,719
Advances from Federal Home Loan Bank	47,927	17,690
Subordinated debt	27,000	27,000
Lease liabilities	4,203	3,277
Total interest bearing liabilities	1,092,865	1,040,050

Non-interest bearing liabilities:
Demand deposits	179,531	197,878
Other liabilities	14,136	11,011
Shareholders’ equity	101,997	105,092
Total liabilities and shareholders’ equity	$1,388,529	$1,354,031

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CHANGES IN SHAREHOLDERS’ EQUITY

(Dollars in thousands)

(Unaudited)

2024

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277
Net income	0	0	0	1,904	0	1,904
Exercise of stock options and stock option expense	0	0	8	0	0	8
Adjustment for defined benefit pension plan	0	0	0	0	(131)	(131)
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(241)	(241)
Market value adjustment for interest rate hedge	0	0	0	0	630	630
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2024	$268	$(83,280)	$146,372	$60,291	$(19,718)	$103,933

2023

	Common Stock	Treasury Stock	Surplus	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE (LOSS) INCOME	TOTAL
Balance at December 31, 2022	$267	$(83,280)	$146,225	$65,486	$(22,520)	$106,178
Net income	0	0	0	1,515	0	1,515
Exercise of stock options and stock option expense	1	0	106	0	0	107
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized gain on available for sale securities	0	0	0	0	449	449
Market value adjustment for interest rate hedge	0	0	0	0	(655)	(655)
Cumulative effect adjustment for change in accounting principal	0	0	0	(1,181)	0	(1,181)
Common stock cash dividend	0	0	0	(514)	0	(514)
Balance at March 31, 2023	$268	$(83,280)	$146,331	$65,306	$(22,726)	$105,899
Net loss	0	0	0	(187)	0	(187)
Exercise of stock options and stock option expense	0	0	12	0	0	12
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,560)	(2,560)
Market value adjustment for interest rate hedge	0	0	0	0	916	916
Common stock cash dividend	0	0	0	(515)	0	(515)
Balance at June 30, 2023	$268	$(83,280)	$146,343	$64,604	$(24,370)	$103,565
Net income	0	0	0	647	0	647
Exercise of stock options and stock option expense	0	0	11	0	0	11
Adjustment for defined benefit pension plan	0	0	0	0	0	0
Adjustment for unrealized loss on available for sale securities	0	0	0	0	(2,700)	(2,700)
Market value adjustment for interest rate hedge	0	0	0	0	316	316
Common stock cash dividend	0	0	0	(513)	0	(513)
Balance at September 30, 2023	$268	$(83,280)	$146,354	$64,738	$(26,754)	$101,326
Net loss	0	0	0	(5,321)	0	(5,321)
Exercise of stock options and stock option expense	0	0	10	0	0	10
Adjustment for defined benefit pension plan	0	0	0	0	1,688	1,688
Adjustment for unrealized gain on available for sale securities	0	0	0	0	6,019	6,019
Market value adjustment for interest rate hedge	0	0	0	0	(929)	(929)
Common stock cash dividend	0	0	0	(516)	0	(516)
Balance at December 31, 2023	$268	$(83,280)	$146,364	$58,901	$(19,976)	$102,277

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP).  These non-GAAP financial measures are "return on average tangible common equity", "tangible common equity ratio", and "tangible book value per share".  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  These non-GAAP measures are used by management in their analysis of the Company's performance or, management believes, facilitate an understanding of the Company's performance.  We also believe that presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results.  We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends.

2024

1QTR
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,904

Average shareholders’ equity	101,997
Less: Average intangible assets	13,708
Average tangible common equity	88,289

Return on average tangible common equity (annualized)	8.67%

1QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$103,933
Less: Intangible assets	13,705
Tangible common equity	90,228

TANGIBLE ASSETS
Total assets	1,384,516
Less: Intangible assets	13,705
Tangible assets	1,370,811

Tangible common equity ratio	6.58%

Total shares outstanding	17,147,270

Tangible book value per share	$5.26

2023

	1QTR	2QTR	3QTR	4QTR	FULL YEAR 2023
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Net income (loss)	$1,515	$(187)	$647	$(5,321)	$(3,346)

Average shareholders’ equity	105,092	104,913	102,976	101,287	103,567
Less: Average intangible assets	13,734	13,727	13,720	13,714	13,724
Average tangible common equity	91,358	91,186	89,256	87,573	89,843

Return on average tangible common equity (annualized)	6.73%	(0.82)%	2.88%	(24.11)%	(3.72)%

	1QTR	2QTR	3QTR	4QTR

TANGIBLE COMMON EQUITY
Total shareholders’ equity	$105,899	$103,565	$101,326	$102,277
Less: Intangible assets	13,731	13,724	13,718	13,712
Tangible common equity	92,168	89,841	87,608	88,565

TANGIBLE ASSETS
Total assets	1,345,957	1,345,721	1,361,789	1,389,638
Less: Intangible assets	13,731	13,724	13,718	13,712
Tangible assets	1,332,226	1,331,997	1,348,071	1,375,926

Tangible common equity ratio	6.92%	6.74%	6.50%	6.44%

Total shares outstanding	17,147,270	17,147,270	17,147,270	17,147,270

Tangible book value per share	$5.38	$5.24	$5.11	$5.16